Exhibit 6

EXECUTION VERSION

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 11, 2022, by and between ProKidney Corp., a Cayman Islands exempted company limited by shares (the “Company”) (formerly known as Social Capital Suvretta Holdings Corp. III), and each of SCS Sponsor III LLC, a Cayman Islands limited liability company (“Sponsor”), the Persons set forth on Schedule 1 hereto (the “Sponsor Key Holders”) and certain equityholders of ProKidney LP, a limited partnership organized under the laws of Ireland (“ProKidney”), set forth on Schedule 2 hereto (such equityholders, the “ProKidney Holders”). The Sponsor, the Sponsor Key Holders, the ProKidney Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 2 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in that certain Business Combination Agreement, dated as of January 18, 2022 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and between the Company and ProKidney; and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, and in view of the valuable consideration to be received by the parties thereunder, the Company and each of the Holders desire to enter into this Agreement, pursuant to which the Holders’ Lock-Up Shares shall become subject to limitations on Transfer as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Company hereby agrees with each of the Holders as follows:

1. Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a) “Earn-Out Shares” shall mean the shares of Acquiror Common Stock or New Company Common Units, if any, issued pursuant to Section 2.5 of the Business Combination Agreement.

(b) “Lock-Up Period” shall mean, except with respect to the Earn-Out Shares, the period beginning on the Closing Date and ending on the earlier of (i) the date that is 180 days after the Closing Date and (ii) (A) in the case of the Private Placement Shares (as defined in the Insider Letters (as defined below)), the last day of the Private Placement Shares Lock-Up Period (as defined in the Insider Letters) and (B) in the case of Lock-Up Shares other than the Private Placement Shares, (I) for 33% of the Lock-Up Shares (other than the Private Placement Shares and the Earn-Out Shares) held by the Holders and their respective Permitted Transferees, the date on which the last reported sale price of Acquiror Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least thirty (30) days after the Closing Date and (II) for an additional 50% of the Lock-Up Shares (other than the Private Placement Shares and the Earn-Out Shares) held by the Holders and their respective Permitted Transferees (i.e., clauses (I) plus (II) totaling an aggregate of 83% of the Lock-Up Shares (other than the Private Placement Shares and the Earn-Out Shares) held by the Holders and their respective Permitted Transferees), the date on which the last reported sale price of Acquiror Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least thirty (30) days after the Closing Date; provided, that, notwithstanding anything to the contrary in the foregoing, in the case of any Lock-Up Shares held by a ProKidney Holder or an affiliate of a ProKidney Holder, solely with respect to fifty percent (50%) of such ProKidney Holder or such affiliate’s Lock-Up Shares, the earlier of (i) four (4) years following the Closing Date and (ii) the date that the Company shall have received notice of any regulatory market authorization, including full or conditional authorization, to market its lead product candidate, Renal Autologous Cell Therapy (it being understood and agreed that, with respect to this proviso, such number of Lock-Up Shares shall be based solely on the calculation of such holder’s Lock-Up Shares as of the Closing Date and such Lock-Up Period shall not in any case end earlier than 180 days after the Closing Date). With respect to each Earn-Out Share, the “Lock-Up Period” shall mean the period beginning on the date on which such Earn-Out Share is issued in accordance with the Business Combination Agreement (if any) and ending 180 days after such date; provided, that, in the case of any Earn-Out Shares held by a ProKidney Holder or an affiliate of a ProKidney Holder, solely with respect to fifty percent (50%) of such ProKidney Holder or such affiliate’s Earn-Out Shares, the earlier of (i) four (4) years following the Closing Date and (ii) the date that the Company shall have received notice of any regulatory market authorization, including full or conditional authorization, to market its lead product candidate, Renal Autologous Cell Therapy (it being understood and agreed that, with respect to this proviso, such Lock-Up Period shall not in any case end earlier than 180 days after the date on which such Earn-Out Shares are issued in accordance with the Business Combination Agreement).

(c) “Lock-Up Shares” shall mean with respect to (i) Sponsor, the Sponsor Key Holders and their respective Permitted Transferees, the shares of Acquiror Common Stock held by the such Person immediately following the Closing (other than the PIPE Shares or shares of Acquiror Common Stock acquired in the public market) and (ii) the ProKidney Holders and their respective Permitted Transferees, (A) the shares of Acquiror Common Stock, New Company Common Units and other equity interests (including profits interests) of ProKidney held by such Person immediately following the Closing, including any PIPE Shares, but excluding any shares of Acquiror Common Stock acquired in the public market, (B) shares of Acquiror Common Stock, New Company Common Units or other equity interests of ProKidney issued upon settlement or exercise of profits interests, restricted stock units, stock options or other equity awards of the Company, ProKidney or their respective subsidiaries outstanding as of immediately following the Closing and (C) the Earn-Out Shares.

(d) “Permitted Transferee” shall mean any Person to whom a Holder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(b).

(e) “PIPE Shares” shall mean shares of Acquiror Common Stock purchased in the PIPE Investment.

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(f) “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. Lock-Up Provisions.

(a) Subject to Section 2(b), each Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the applicable Lock-Up Period with respect to such Lock-Up Shares.

(b) Notwithstanding the provisions set forth in Section 2(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Shares during the Lock-Up Period (i) to (A) the Company’s or ProKidney’s officers or directors, (B) any affiliates or family members of the Company’s or ProKidney’s officers or directors, (C) any direct or indirect partners, members or equity holders of the Sponsor or Sponsor Key Holders, any affiliates of the Sponsor or the Sponsor Key Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates, or (D) the ProKidney Holders or any direct or indirect partners, members or equity holders of the ProKidney Holders, any affiliates of the ProKidney Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of such individual’s immediate family or an affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; (vi) to the partners, members or equityholders of such Holder by virtue of the Sponsor’s organizational documents, as amended; (vii) in connection with a pledge of shares of Acquiror Class A Common Stock, shares of Acquiror Class B Common Stock or New Company Common Units, or any other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock, shares of Acquiror Class B Common Stock or New Company Common Units, to a financial institution, including the enforcement of any such pledge by a financial institution; (viii) to the Company or ProKidney; (ix) as forfeitures of shares of Acquiror Common Stock pursuant to a “net” or “cashless” exercise of stock options; (x) as forfeitures of shares of Acquiror Common Stock or New Company Common Units to satisfy tax withholding requirements upon the vesting of equity-based awards granted pursuant to an equity incentive plan; (xi) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board of Directors of the Company or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Acquiror Common Stock for cash, securities or other property subsequent to the Closing Date; (xii) pursuant to an exchange of New Company Common Units for shares of Acquiror Common Stock pursuant to the Exchange Agreement (provided, that any shares of Acquiror Common Stock for which New Company Common Units are exchanged pursuant to this clause (xii) shall continue to be Lock-Up Shares for the duration of the applicable Lock-Up Period); or (xiii) in connection with any legal, regulatory or other order; provided, however, that in the case of clauses (i) through (vi), such Permitted Transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Section 2.

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(c) In order to enforce this Section 2, the Company and ProKidney may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of the Company or equityholder of ProKidney, as applicable, with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that such Holder is entitled to vote.

(e) If any Holder is granted a release or waiver from any lock-up agreement (such holder a “Triggering Holder”) executed in connection with the Closing prior to the expiration of the Lock-Up Period, then the undersigned shall also be granted an early release from its obligations hereunder on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares rounded down to the nearest whole Lock-Up Share equal to the product of (i) the total percentage of Lock-Up Shares held by the Triggering Holder immediately following the consummation of the Closing that are being released from the lock-up agreement multiplied by (ii) the total number of Lock-Up Shares held by the undersigned immediately following the consummation of the Closing; provided that, the foregoing shall not be applicable with respect to a release or waiver of any Holder that holds less than an aggregate of 100,000 New Company Common Units.

(f) The lock-up provisions in this Section 2 shall supersede the lock-up provisions contained in Sections 7(a) and 7(b) of that certain letter agreement dated as of June 29, 2021 and that certain letter agreement dated as of September 24, 2021, in each case by and among the Company, the Sponsor and certain of the Company’s current and former officers and directors (collectively, the “Insider Letters”) and which provisions in Sections 7(a) and 7(b) of the Insider Letters shall be of no further force or effect.

3. Miscellaneous.

(a) Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

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(b) Consent to Jurisdiction and Service of Process. ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3(h), WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(c) Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(c).

(d) Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

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(e) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(f) Amendment; Waiver. Upon (i) the approval of a majority of the total number of directors serving on the Board of Directors of the Company and (ii) the written consent of the Holders of a majority of the total Lock-Up Shares, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by the Company, or any of such provisions, covenants or conditions may be amended or modified, so long as no Holder is impacted disproportionately than any other Holder by such waiver, amendment or modification; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder, solely in its capacity as a holder of Lock-Up Shares, shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(h) Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid or (iii) when delivered by FedEx or other nationally recognized overnight delivery service, addressed, if to the Company, to: ProKidney Corp., 2000 Frontis Plaza Blvd, Suite 250, Winston-Salem, NC 27103, Attn: Investor Relations, email: elizabeth.goodwin@prokidney.com, with a copy, which shall not constitute notice, to Todd Girolamo, General Counsel, email: todd.girolamo@prokidney.com; and if to any Holder, at such Holder’s address or email address as set forth in the Company’s books and records.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Notwithstanding the foregoing, nothing in this Agreement (other than Section 2(f)) shall limit any of the rights, remedies or obligations of the Company or any of the Holders under any other agreement between any of the Holders and the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Holders or the Company under this Agreement.

(k) Several Liability: The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

(l) Counterparts. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

COMPANY:

PROKIDNEY CORP.

By:	/s/ Timothy A. Bertram
Name: Timothy A. Bertram
Title: Chief Executive Officer and Director

[Signature Page to Lock-Up Agreement]

HOLDER:

SCS SPONSOR III LLC

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

[Signature Page to Lock-Up Agreement]

HOLDER:

UMA SINHA

/s/ Uma Sinha

[Signature Page to Lock-Up Agreement]

HOLDER:

MARC SEMIGRAN

/s/ Marc Semigran

[Signature Page to Lock-Up Agreement]

HOLDER:

TOLERANTIA, LLC

By:	/s/ Jaime Gomez Sotomayor
Name: Jaime Gomez Sotomayor
Title: Authorized Signatory

[Signature Page to Lock-Up Agreement]

HOLDER:

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V.

By:	/s/ Armando Ibañez Vázquez
Name: Armando Ibañez Vázquez
Title: Attorney-in-fact

[Signature Page to Lock-Up Agreement]

HOLDER:

PROKIDNEY MANAGEMENT EQUITY LLC
By Tolerantia, LLC, its manager

By:	/s/ Jaime Gomez Sotomayor
Name: Jaime Gomez Sotomayor
Title: Authorized Signatory

[Signature Page to Lock-Up Agreement]

HOLDER:

PABLO LEGORRETA

/s/ Pablo Legorreta

[Signature Page to Lock-Up Agreement]

HOLDER:

TIM BERTRAM

/s/ Timothy A. Bertram

[Signature Page to Lock-Up Agreement]

HOLDER:

JAMES COULSTON

/s/ James Coulston

[Signature Page to Lock-Up Agreement]

HOLDER:

DEEPAK JAIN

/s/ Deepak Jain

[Signature Page to Lock-Up Agreement]

HOLDER:

ASHLEY JOHNS

/s/ Ashley Johns

[Signature Page to Lock-Up Agreement]

HOLDER:

JOE STAVAS

/s/ Joe Stavas

[Signature Page to Lock-Up Agreement]

HOLDER:

GAIL WARD

/s/ Gail Ward

[Signature Page to Lock-Up Agreement]

HOLDER:

DARIN WEBER

/s/ Darin Weber

[Signature Page to Lock-Up Agreement]

HOLDER:

WILLIAM DOYLE

/s/ William Doyle

[Signature Page to Lock-Up Agreement]

HOLDER:

ALAN LOTVIN

/s/ Alan Lotvin

[Signature Page to Lock-Up Agreement]

HOLDER:

BRIAN PEREIRA

/s/ Brian Pereira

[Signature Page to Lock-Up Agreement]

HOLDER:

DEAN KAMEN

/s/ Dean Kamen

[Signature Page to Lock-Up Agreement]

HOLDER:

DEKAVERSE LLC

By:	/s/ Dean Kamen
Name: Dean Kamen
Title: Authorized Signatory

[Signature Page to Lock-Up Agreement]

SCHEDULE 1

SPONSOR KEY HOLDERS

1.	Uma Sinha

2.	Marc Semigran

SCHEDULE 2

PROKIDNEY HOLDERS

1.	Tolerantia, LLC

2.	Control Empresarial de Capitales, S.A. de C.V.

3.	ProKidney Management Equity LLC

4.	Pablo Legorreta

5.	Tim Bertram

6.	James Coulston

7.	Deepak Jain

8.	Ashley Johns

9.	Joe Stavas

10.	Gail Ward

11.	Darin Weber

12.	William Doyle

13.	Alan Lotvin

14.	Brian Pereira

15.	Dean Kamen

16.	DEKAVERSE LLC

17.	Any other Closing Company Unitholders not otherwise identified herein

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